                                                                   Exhibit 3.15

                                STATE OF ARKANSAS

                               SECRETARY OF STATE

                               W. J. "Bill" McCuen
                               Secretary of State

To All to Whom These Presents Shall Come. Greeting:

      I, Bill McCuen, Secretary of State of the State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

                            ARTICLES OF INCORPORATION

                            OF

                            FLY ASH PRODUCTS, INCORPORATED

                            Original Articles filed:
                            June 2, 1987

                                           In Testimony Whereof, I have hereunto
                                           set my hand and affixed my official
                                           seal. Done at office in the City of
                                           Little Rock, this 8th day of June
                                           1987


                                           -------------------------------------
                                                              Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                         FLY ASH PRODUCTS, INCORPORATED

                               FILED JUNE 2, 1987

                               W. J. "Bill" McCuen

                               Secretary of State

                               By:________________

      THE UNDERSIGNED, acting as the incorporator, in order to form a business corporation for the purposes stated, pursuant to all of the provisions of the Arkansas Business Corporation Act, ARK. ACTS 1965, No. 576 as amended [codified as Ark. Stat. Ann. ss. 65-101, et seq. (1980 Repl.)], and the Arkansas Professional Association Statute [codified as Ark. Stat. Ann. ss. 64-2001, et seq.,] hereby certifies as follows:

                  I. NAME OF THE CORPORATION

      The name of the corporation is FLY ASH PRODUCTS, INCORPORATED (hereinafter referred to as the "Corporation").

                  II. DURATION OF CORPORATION

      The period of duration of the Corporation shall be perpetual.

                  III. PURPOSES OF THE CORPORATION

      The primary purpose or purposes for which the Corporation is organized, the nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are:

      To conduct the sale, both retail and wholesale, and disposal of fuel consumption by-products.

      To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in or dispose of real estate, real property, and any interest in or right therein through one or more wholly-owned, majority-owned or controlled corporations or other entities as may be deemed appropriate, and to otherwise directly engage in the real estate business as a principal agent, or broker.

      To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell convey, exchange, hire, lease, pledge, mortgage, and otherwise deal in or dispose of such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may be lawfully acquired, held, or disposed of by the Corporation under the law.

      To acquire and take over the whole or any part of the business, property, assets, contracts, or liabilities or any firm, person, or other corporation engaged in the same or any other business within the scope of the purposes described herein; to acquire any property, real or personal, necessary or reasonably convenient for the carrying on of such business; and generally to do and perform all acts proper or necessary for the purposes of such business.

      To engage in any lawful business for the purpose of making a profit either in this State or any other state or country.

      The foregoing purposes of the Corporation shall be liberally construed both as to objects and powers, and it is hereby expressly and specifically provided that the foregoing enumeration of specific powers, and purposes of the Corporation shall not be held to limit or restrict in any manner the powers of the Corporation conferred by law, whether the same be set forth herein or not.

                  IV. AUTHORIZED CAPITAL STOCK

      The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock which shall have a par value of Ten Cents ($.10) per share and shall be equal in all respects.

                  V. PAID IN CONSIDERATION

      The Corporation will not commence business until consideration of the value of at least $300.00 has been received by the Corporation for the issuance of its shares.

                  VI. ELIMINATION OF PREEMPTIVE RIGHTS


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

      No holder of shares of the Corporation shall be entitled as of right to subscribe for or purchase any of the Corporation's unissued or treasury shares of the same class or of other classes, whether now or hereafter authorized, or any bonds, debentures or other evidences of indebtedness, whether or not convertible into or exchangeable for shares of any class of the Corporation, except to the extent, if any, that the Bylaws of the Corporation may provide.

                  VII. ADDITIONAL POWERS AND LIMITATIONS

      A. POWER OF BOARD OF DIRECTORS TO RESTRICT SHARE TRANSFERS: The Board of Directors of the Corporation shall from time to time in connection with the sale or issuance of shares of the Corporation have the authority to limit or restrict the same from sale, assignment, pledge or hypothecation in such manner and according to such price or terms as the Board of Directors, in its sole discretion, shall deem fit, so long as any such limitation or restriction shall be reasonable and provided that any such limitation or restriction shall be evidenced by a notation to such effect on any certificate evidencing ownership of such shares issued upon which such limitation or restriction may exist.

      B. POWER TO ENTER PARTNERSHIP: The Corporation, acting through its Board of Directors, shall be authorized to enter into any general or limited partnership with any other person, firm or corporation for the purposes of carrying out any of the objects or purposes of the Corporation.

      C. QUORUM AT SHAREHOLDER MEETINGS: Unless the Bylaws of the Corporation otherwise provide for a greater number, a quorum at any meeting of the shareholders of the Corporation shall consist of a majority of the shares entitled to vote thereat, represented in person or by duly-authorized proxy at such meeting.

      D. AUTHORIZATION OF BOARD OF DIRECTORS TO REPURCHASE SHARES OF THE
CORPORATION: The Board of Directors of the Corporation shall be authorized as it deems fit within its discretion to authorize the Corporation to repurchase or redeem shares of the Corporation whether the same be done from earned surplus or capital surplus, other than revaluation surplus, of the Corporation, so long as the same shall otherwise be authorized by law and in conformity with the provisions of the Articles of Incorporation of the Corporation or any amendment thereof; provided, however, such provisions shall not be construed as a right of the Corporation to repurchase or redeem any share of the Corporation without the consent of the holder of such share unless such share shall have been issued with a right of repurchase or redemption reserved to the Corporation or pursuant to any lawful agreement between the Corporation and such shareholder.

      E. INFORMAL ACTION OF THE BOARD OF DIRECTORS: Action taken by a majority of the Board of Directors without a meeting shall be valid with respect to any corporate matter as the action of the Board of Directors if, either before or after such action is taken, all members of the Board of Directors sign and file with the Secretary of the Corporation for inclusion in the minute book a memorandum showing the nature of the action taken and their written consent to the Board of Directors acting informally with respect to such matters, but such written memorandum shall show whether or not such director approves of the action to be taken by the Board of Directors so that the Secretary shall note in the minutes of the Corporation the names of those directors approving the action of the Board of Directors and the names of those opposing it:

                  VIII. REGISTERED OFFICE AND AGENT OF THE CORPORATION

      The address of the registered office of the Corporation shall be 511 Commerce Street, P.O. Drawer 8597, Pine Bluff, Arkansas 71611. The registered agent of the Corporation at such address is Donald A. Thomas.

                  IX. NUMBER OF DIRECTORS OF INITIAL BOARD OF DIRECTORS

      The number of directors constituting the Board of Directors of the Corporation is three (3), and will serve as directors until the first annual meeting of shareholders or until their successors are duly elected and qualified.

      At any annual meeting or special meeting, called for that purpose, of the shareholders following the time when the shares of the corporation shall become owned of record by more than three shareholders, the number of directors may be increased not to exceed ten members.

                  X. INCORPORATOR

      The name and address of the incorporator of the Corporation is:

            NAME                      ADDRESS
            ----                      -------

            Richard M. Grasby         1819 North Fillmore
                                      Little Rock, Arkansas  72207

      IN WITNESS WHEREOF, the undersigned being the Incorporator of the Corporation has hereunto set his hand this 2nd day of June, 1987.


                                      ------------------------
                                      RICHARD M. GRASBY

                                 ACKNOWLEDGMENT

STATE OF ARKANSAS )
                  ) ss.
COUNTY OF PULASKI )

      NOW on this day personally appeared before the undersigned Notary Public within and for the County and State aforesaid, Richard M. Grasby, known to me personally as the Incorporator who executed the foregoing Articles of Incorporation of Fly Ash Products, Incorporated, who affirmed that he was of the age of twenty-one (21) years or more and acknowledged that he had executed the same for the purposes therein expressed.

      WITNESS my hand and seal in testimony thereof this 2nd day of May, 1987.


                                                  ------------------------------
                                                           Notary Public

[SEAL]

My Commission expires:


-----------------------

                                STATE OF ARKANSAS

                               SECRETARY OF STATE

                               W. J. "Bill" McCuen
                               Secretary of State

To All to Whom These Presents Shall Come. Greeting:

      I, Bill McCuen, Secretary of State of the State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

                            CERTIFICATE OF AMENDMENT

                            OF

                            FLY ASH PRODUCTS, INCORPORATED

                            Filed in this office:
                            February 19, 1988

                                           In Testimony Whereof, I have hereunto
                                           set my hand and affixed my official
                                           seal. Done at office in the City of
                                           Little Rock, this 19th day of
                                           February 1988


                                           -------------------------------------
                                                              Secretary of State

                              ARTICLES OF AMENDMENT
                            TO FLY ASH PRODUCTS, INC.
                            ARTICLES OF INCORPORATION

      Fly Ash Products, Inc., does hereby amend its Articles of Incorporation for the purpose of electing to be governed by the Arkansas Business Corporation Act of 1987 (Sections 4-27-122 through 4-27-1706 of the Arkansas Code of 1947) and for the other purposes herein stated:

      FIRST: The name of this corporation shall be Fly Ash Products, Inc.

      SECOND: The following shall be treated as additional amendments to the Articles of Incorporation:

      (a) The purpose for which the corporation is organized is to conduct the business of selling and disposing of coal ash.

      (b) The aggregate number of shares which the Corporation shall have authority to issue is 900 shares of common stock which shall have a par value of ten cents (.10) per share, each of which shares shall have identical rights and limitations.

      (c) No holder of shares of the Corporation shall be entitled as of right to subscribe for or purchase any of the corporation's unauthorized and unissued shares whether now or hereafter authorized, or any bonds, debentures or other evidence of indebtedness, whether or not convertible into or exchangeable for shares of any class of the Corporation.

      (d) The holder of each share of the common stock of the Corporation shall be entitled to one vote on each matter voted on at a shareholders meeting for each such share.

      (e) Shares of stock of the Corporation shall be subject to the following restrictions and limitations on transfer, in addition to any limitations which may be provided by laws:

            (1) In the event that any shareholder desires to sell, assign, transfer, or make any other disposition of any of his shares (the "Offering Shareholder") the Offering Shareholder shall give least thirty (30) days' notice in writing by registered or certified mail to the Corporation and each other registered shareholder setting forth the number of shares that the Offering Shareholder desires to sell or dispose of together with the specific terms of a bona fide offer from a third party which the Offering Shareholder is willing to accept. Provided, however, that any transfer by a Shareholder to his or her spouse at the time such shares were issued (but not to subsequent spouses), to a child, grandchild, father, mother, sister or brother or to a trust whose sole beneficiaries are one of this designated group, shall not give rise to the option herein provided for. Within this thirty (30) day period, the Corporation shall call a meeting of the board of directors to which all shareholders shall be invited upon not less than five (5) days nor more than ten (10) days written notice to all of the directors and such shareholders. This meeting shall be held at the Corporation's principal office or such other place as may be designated in the notice, during normal business hours. At the meeting, the shares of the Offering Shareholder shall be offered to the Corporation upon the identical terms represented by the bona fide offer of the intended third party purchaser. Should the Corporation elect to exercise its option to purchase the offered shares, it shall do so not later than ten (10) days following the date of such meeting or any adjournment thereof.

            (2) If the Corporation does not elect to purchase all of the shares offered for sale by the Offering Shareholder, the nonpurchased shares shall be offered for sale and shall be subject to an option in favor of the remaining shareholders to purchase all or a proportionate share of any such nonpurchased shares. Following the thirty (30) day notice period to the Corporation the Offering Shareholder shall give at least thirty (30) days additional notice in writing by registered or certified mail to the remaining shareholders setting forth the identical information contained in the original notice to the Corporation of the intended sale or other disposition of the offered shares and including a recital of the number of such shares, if any, purchased by the Corporation pursuant to its option to purchase such offered shares. Each such shareholder shall have the right to purchase his proportionate share or up to all of the remaining unpurchased shares so offered on like terms as the intended sale or disposition by the offering shareholder. A remaining shareholder desiring to exercise the option to purchase his proportionate share or up to all of the remaining shares shall so indicate by a written notice delivered by registered or certified mail or delivered in person to the Offering Shareholder and the other shareholders of the Corporation which, if mailed, shall be postmarked within the thirty (30) day period following the giving of such notice by the Offering Shareholder. The term "proportionate share" as used in this provision shall mean that portion of the shares of the Corporation offered for sale which the shares then owned by each of the nonselling shareholders bear to the total of the nonoffered shares of the shareholders not proposing to sell any part thereof. A stockholder electing to


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

            exercise the option may purchase, in addition to his proportionate share, any of the offered shares which are not being purchased by other offering shareholders by stating in his exercise of the option his intention so to do. Should more than one offeree shareholder elect to purchase up to all of the unpurchased offered shares and one or more other shareholders elect not to so purchase such unpurchased offered shares, then the purchasing shareholders shall be entitled to purchase the offered and unpurchased shares proportionately to their then number of shares of the Corporation compared with the number of shares held by the other purchasing shareholders.

            (3) If the Corporation or any of the nonoffering shareholders elect to purchase any or all of the offered shares, the Offering Shareholder shall deliver to the indicated purchaser share certificates duly endorsed evidencing such shares accompanied by any documents necessary to effect a transfer. Simultaneously with such transfer, the Corporation or the purchasing shareholder or shareholders shall pay to the Offering Shareholder the entire purchase price and/or such evidence of debt and cash as may have been the basis of the proposed sale terms accepted by the Corporation and/or the purchasing shareholders.

            (4) If after having first offered the shares intended for sale by the Offering Shareholder to the Corporation and to the remaining shareholders in the manner herein specified there remain any of the offered shares which have not been purchased by the Corporation or the remaining shareholders, then within thirty (30) days following expiration of the time for exercise of the option in favor of the remaining shareholders, the Offering Shareholder may sell such shares to the intended purchaser for the price and on the terms originally proposed to the Corporation and the remaining shareholders, but such shares in the hands of the purchaser shall continue to be subject to the options retained herein with respect to such shares in connection with any subsequent transfer.

            (5) All certificates evidencing shares shall bear on the face, in the margin or as a legend the following language:

                  "The shares evidenced by this certificate are subject to the restrictions and limitations on the transfer thereof set forth in the Articles of Incorporation of the issuing Corporation."

            (6) No restriction contained herein shall be binding or effective against any pledgee of the outstanding shares of the Corporation at the time of this amendment, but shall become effective with respect to such shares when they have been acquired by the pledgee or any purchaser thereof in the exercise of any power of sale or foreclosure with respect to such pledge.

      THIRD: The amendments herein contained shall constitute an entire restatement of the Articles of Incorporation of this Corporation and no provision of the original Articles of Incorporation which in any manner alter, conflict with, derogate from or limit any of the provisions hereof or any right granted to corporations, generally, under the provisions of the Arkansas Business Corporation Act of 1987, shall be deemed applicable to this Corporation.

      FOURTH: This amendment was adopted at meeting of the shareholders of the Corporation duly called and held at which a proper quorum of the shareholders was present. At the time of the meeting of the shareholders there were nine hundred (900) shares of the corporation's common stock outstanding of which 900 shares were cast for this amendment. The number of votes cast for this amendment by the only class of stock of the Corporation authorized to vote thereon was sufficient for approval.

      FIFTH: The Board of Directors of the Corporation shall have authority to adopt any Bylaws, not in contravention of the law, which they may deem appropriate for the governance of the affairs of the Corporation.

      SIXTH: The address of the registered office of the Corporation shall be 511 Commerce Street, P.O. Drawer 8597, Pine Bluff, Arkansas 71611.

      SEVENTH: The registered agent of the Corporation shall be Donald A. Thomas, 511 Commerce Street, Pine Bluff, Arkansas 71601.

      EIGHTH: No officer or director of the Corporation shall be liable to the shareholders of the Corporation for breach of his or her fiduciary duty as such director or officer except:

      (a) For any breach of the directors or officers duty of loyalty to the Corporation or its stockholders;

      (b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      (c) Under Section 4-27-833 of the Arkansas Business Corporation Act of
1987;

      (d) For any transaction from which the director derived an improper personal benefit; or

      (e) For any action, omission, transaction or breach of a director's or officer's duty creating any third party liability to any person or entity other than the Corporation or its shareholders.

      IN WITNESS WHEREOF, the undersigned officers of the Corporation have hereunto placed the name of the Corporation as they are thereunto duly authorized this 15th day of February, 1988.

                                          FLY ASH PRODUCTS, INC.

                                          By:
                                             -------------------------------
                                                  President

ATTEST:

----------------------
     Secretary


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